Exhibit 10.3

NON-EXCLUSIVE ANTICALIN® PLATFORM TECHNOLOGY LICENSE AGREEMENT

THIS NON-EXCLUSIVE ANTICALIN PLATFORM TECHNOLOGY LICENSE AGREEMENT (“Agreement”) is made and entered into effective as of February 8, 2018 (the “Effective Date”), by and among PIERIS PHARMACEUTICALS, INC., a Nevada corporation having its principal place of business at 255 State Street, 9th floor, Boston, MA 02109 AND PIERIS PHARMACEUTICALS GMBH, a company organized and existing under the laws of Germany having offices and principal place of business at Lise-Meitner-str. 30, 85354 Freising, Germany (collectively, “Pieris”), and Seattle Genetics, Inc., a Delaware corporation located at 21823 30th Drive SE, Bothell, WA 98021 (“Licensee”). Pieris and Licensee each may be referred to herein individually as a “Party,” or collectively as the “Parties.”

RECITALS

A.         Pieris Controls (defined below) certain intellectual property related to Pieris’ Platform Technology (defined below).

B.         Licensee desires to obtain from Pieris a non-exclusive license (or sublicense, as applicable) under such intellectual property to Research, have Researched, Develop, have Developed, Manufacture, have Manufactured, Commercialize, have Commercialized, the Licensed Products in the Licensed Field and Licensed Territory (as such terms are defined below).

C.         Pieris is willing to grant such non-exclusive license (or sublicense, as applicable) to Licensee on the terms and conditions set forth herein.

In consideration of the foregoing premises, the mutual promises and covenants set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pieris and Licensee hereby agree as follows:

AGREEMENT

1.	DEFINITIONS

When used in this Agreement, capitalized terms will have the meanings as defined below and throughout the Agreement. Unless the context indicates otherwise, the singular will include the plural and the plural will include the singular.

1.1         “Accounting Standards” means, as applicable, the International Financial Reporting Standards (“IFRS”), the U.S. Generally Accepted Accounting Principles (“U.S. GAAP”), and any other internationally recognized accounting standards that may be adopted by a Party.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

1.2         “Affiliate” means with respect to a Party, any person or entity, which directly or indirectly controls, is controlled by, or is under common control with such Party. Solely as used in this definition, the term “control” means (a) the ownership, directly or indirectly, beneficially or legally, of at least fifty percent (50%) of the outstanding voting securities or capital stock (or such lesser percentage which is the maximum allowed to be owned by a person or entity in a particular jurisdiction) of such Party or other person or entity, as applicable, or such other comparable ownership interest with respect to any person or entity that is not a corporation; or (b) the power, direct or indirect, whether through ownership of voting securities or partnership or other ownership interests, by contract or otherwise of more than fifty percent (50%), to direct the management and policies of a Party or such other person or entity, as applicable.

1.3         “Anticalin” or “Anticalin Protein” means, whether in nucleic acid or protein form, (a) any lipocalin mutein isolated from the Anticalin Libraries, or (b) any lipocalin mutein that, in each case, has been derived (either physically, intellectually or by reverse engineering, in one (1) or more steps) from any lipocalin referred to in Section (a) of this definition, in each case, which selectively binds a specific Target. For the sake of this Section 1.3, “mutein” shall mean a protein arising as a result of a mutation or a recombinant DNA procedure.

1.4         “Anticalin Affinity Maturation” means the process of engineering for an Anticalin Protein to enhance its developability profile, such as altering binding affinity, cross-reactivity, or half-life, and specificity by introducing, e.g., one or more amino acid mutations.

1.5         “Anticalin Characterization” means the assessment of binding and functional potency and/or the evaluation of the developability profile of Anticalin Proteins and/or fusion proteins that include one or more Anticalin Proteins.

1.6         “Anticalin Expression” means the heterologous expression of an Anticalin Protein in a host cell.

1.7         “Anticalin Fusion Technology” means the process of fusing or genetically linking (including through the use of different linkers) one or more Anticalin Proteins to an immunoglobulin or fragment thereof to create bispecific fusion proteins.

1.8         “Anticalin Libraries” means any phage display library based on (a) the [***] lipocalin ([***]) or (b) the [***] lipocalin ([***]).

1.9         “Anticalin Selection” means the process of screening an Anticalin Library with a defined Target through the process of phage display, within a solution, and physically separating the Target bound to Anticalin Proteins from the solution containing non-binding Anticalin Proteins.

1.10       “Arbitration” is defined in Section 10.2.1.

1.11       “Arbitration Request” is defined in Section 10.2.1.

1.12       “Audited Party” shall have the meaning set forth in Section 3.7.

1.13       “Auditing Party” shall have the meaning set forth in Section 3.7.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

1.14       “Biological License Application” or “BLA” means a Biological License Application in the United States as described in Section 351(a) of the United States Public Health Service Act (“PHS Act”).

1.15       “Biosimilar” means, with respect to a given Licensed Product in a given country, any biological product on the market in such country that is approved (a) by the applicable Competent Authority in such country under the biosimilarity standard set forth in the United States under 42 U.S.C. §§ 262(i)(2) and (k), or any similar standard under its foreign equivalent applicable Law, on a country-by-country basis where such Licensed Product is marketed, provided that such applicable Law exists and (b) in reliance in whole or in part, on a prior Marketing Approval (or on any safety or efficacy data submitted in support of such prior Marketing Approval) of such Licensed Product. For countries or jurisdictions where no explicit biosimilar regulations exist, “Biosimilar” includes products which have been deemed to be a Biosimilar or otherwise deemed interchangeable by a Competent Authority in the United Sates or European Union. Any product or component thereof (including any Licensed Product or component thereof) licensed, marketed, sold, manufactured, or produced by or on behalf of a Party, its Affiliates or Sublicensees (to the extent such Sublicensee commercializes a Biosimilar in reliance on or access to the Data, Patents, and Know-How licensed under this Agreement) will not constitute a Biosimilar for the purpose of royalty reduction pursuant to Section 3.5.1.

1.16       “Business Day” means a day that is not a Saturday, Sunday, or a day on which banking institutions in the United States or Munich, Germany, are authorized by applicable Law to remain closed.

1.17       “Calendar Quarter” means each three (3) consecutive calendar months ending on each March 31, June 30, September 30 and December 31.

1.18       “Calendar Year” means the period of time commencing on January 1 and ending on the next December 31.

1.19       “Clinical Studies” means research studies in humans that are (a) designed in accordance with international ethical and scientific quality standards for designing, conducting, recording, and reporting research studies involving investigational medicinal products for human use and that involve the participation of human subjects, which standards are established through applicable Laws, and (b) designed to generate clinical data and results regarding a biological molecule in support of Marketing Approval, including any translational research studies. Clinical Studies include, but are not limited to, any Phase 1 Clinical Study, Phase 2 Clinical Study, or Pivotal Clinical Study.

1.20       “CoDev Product” means a Licensed Product for which Pieris has exercised a co-Development option pursuant to the Collaboration Agreement.

1.21       “Collaboration Agreement” shall have the meaning set forth in Section 2.1.

1.22       “Commercialization” means any and all activities related to obtaining pricing and reimbursement approval, marketing, promoting, distributing, importing, exporting, offering for sale, having sold, selling, or conducting any other commercial exploitation activities relating to a Licensed Product. For clarity, “Commercialize” has a correlative meaning.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

1.23       “Compassionate Use” means the use of a Licensed Product as an investigational drug (prior to Marketing Approval) in accordance with applicable Law outside of a Clinical Study to treat a patient with a serious or life-threatening disease or condition who has no comparable or satisfactory alternative treatment options.

1.24       “Competent Authority” means any regulatory agency, department, bureau, commission, council, or other governmental entity of (a) any country, territory, national, federal, state, provincial, county, city, or other political subdivision government, including the U.S. Food and Drug Administration (“FDA”), or (b) any supranational body (including the European Medicines Agency (“EMA”)), in any applicable jurisdiction in the world, involved in the granting of Marketing Approval.

1.25       “Control”, “Controlled”, or “Controlling” means, with respect to a subject item (including any intellectual property, Know-How, or Patent) (“Subject Item”), the possession (whether arising by ownership, pursuant to a license or sublicense or otherwise, other than pursuant to this Agreement) by a Party of the ability of such Party or its Affiliate to grant a license, sublicense or access to the other Party with respect to such Subject Item, as provided in this Agreement, without violating the terms of any agreement with any Third Party (and subject to Section 3.5.2), in existence as of the time such Party or its Affiliates would first be required hereunder to grant the other Party such license, sublicense, or access.

1.26       “Cover”, “Covered” or “Covering” with reference to (a) a Patent, means that, in the absence of a (sub)license under, or ownership of, such Patent, the Research, Development, Manufacture, or Commercialization of a Licensed Product (including the making, using, offering for sale, selling or importing thereof), with respect to a given country, would infringe a Valid Claim of such Patent (or, in the case of a Valid Claim that has not yet issued, would infringe such Valid Claim if it were to issue), or (b) Know-How, means that the Research, Manufacture, Development or Commercialization of a Licensed Product incorporates, embodies or otherwise make use of such Know-How.

1.27       “Data” means any and all non-aggregated and aggregated research, pharmacology, pre-clinical, clinical, commercial, marketing, process development, manufacturing, and other data or information, including investigator brochures and reports (both preliminary and final), statistical analyses, expert opinions and reports, and safety data, in each case generated from, or related to, Clinical Studies or non-clinical studies, research or testing specifically related or directed to a Licensed Product.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

1.28       “Development” m means, with respect to a Licensed Product (and any companion diagnostic therefor), any and all pre-clinical, non-clinical and clinical research and development activities before or after obtaining Marketing Approval for such Licensed Product, and that are reasonably related to or leading to the development, preparation, and submission of data and information to a regulatory authority for the purpose of obtaining, supporting or expanding Marketing Approval or to the appropriate body for obtaining, supporting or expanding pricing approval, including all activities related to pharmacokinetic profiling, design and conduct of Clinical Studies, those Manufacturing related activities that support the Development of the applicable Licensed Product (such as process development, scale up, test method development, formulation development, delivery system development, quality control development, and validation) and CMC activities, medical affairs, regulatory affairs, statistical analysis, report writing, and regulatory filing creation and submission (including the services of outside advisors and consultants in connection therewith).

1.29       “Disclosing Party” is defined in Section 6.1.

1.30       “Dispute” is defined in Section 10.2.1.

1.31       “First Commercial Sale” means the first sale to a Third Party of a Licensed Product by or under the authority of Licensee or its Affiliates or Sublicensees, in a country after receipt of the applicable Marketing Approval, as desirable in such country, from the Competent Authorities in that country. For the avoidance of doubt, Compassionate Use shall not be considered a First Commercial Sale.

1.32       “GLP Tox Study” means, with respect to a Licensed Product, a study conducted in a species using applicable regulatory good laboratory practices for the purposes of assessing the onset, severity, and duration of toxic effects and their dose dependency with the goal of establishing a safety profile required for a regulatory submission supporting the dosing of human subjects as outlined in appropriate ICH guidance. For the avoidance of doubt, preliminary toxicology studies are not regarded as a GLP Tox Study.

1.33       “Government Authority” means any applicable government authority, court, tribunal, arbitrator, agency, department, legislative body, commission or other government instrumentality of (a) any country, territory, nation, state, province, county, city or other political subdivision thereof or (b) any supranational body, including any Competent Authority.

1.34       “Indemnitee” means either a Licensee Indemnitee or a Pieris Indemnitee.

1.35       “IND” or “IND/IMPD” means (a) an Investigational New Drug Application as defined in the FD&C Act and applicable regulations promulgated thereunder by the FDA, (b) the Investigational Medicinal Product Dossier in the applicable European territories, or (c) the equivalent application to the applicable Competent Authority in any other regulatory jurisdiction, and any amendments to the foregoing (a), (b) or (c), in each case, the filing of which is necessary to initiate or conduct clinical testing of an investigational drug or biological product in humans in such jurisdiction.

1.36       “Know-How” means any and all ideas, concepts, designs, technical information, techniques, Data, database rights, discoveries, inventions, practices, methods, procedures, processes, methods, algorithm, knowledge, skill, experience, test data and any other information or technology, whether in written, electronic, graphic or any other form, including pharmaceutical, chemical, biological and biochemical compositions, formulations, assays, APIs, molecules, samples, cell lines, journals and laboratory notebooks.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

1.37       “Law” means any applicable national, supranational, federal, state, local or foreign law, statute, ordinance, principle of common law, or any rule, regulation, standard, judgment, order, writ, injunction, decree, arbitration award, agency requirement, license or permit of any applicable Government Authority, including any rules, regulations, guidelines, directives or other requirements of applicable Government Authorities, including good clinical practices, good laboratory practices and good manufacturing practices, as well as all anti-bribery or anti-corruption laws, as applicable.

1.38       “Licensee Indemnitees” is defined in Section 8.2.

1.39       “Licensed Field” means, with respect to the Licensed Products, any therapeutic, palliative, prophylactic and diagnostic use for any disease or condition.

1.40       “Licensed Product” means any product that includes at least one Anticalin Protein and is licensed to Licensee under the Collaboration Agreement, including any fusion protein that includes one or more Anticalin Proteins.

1.41       “Licensed Territory” or “Territory” means, on a Licensed Product-by-Licensed Product basis, the territory licensed to the Licensee under the Collaboration Agreement.

1.42       “Manufacture” means, with respect to a Licensed Product, all activities related to the manufacture of the Licensed Products, including, but not limited to, manufacturing supplies for Development or Commercialization, packaging, in-process and finished product testing, release of product or any component or ingredient thereof, quality assurance and quality control activities related to manufacturing and release of product, ongoing stability tests, storage, shipment, import and export as needed, improvement of production, improvement of manufacturing processes, and regulatory activities related to any of the foregoing. For clarity, “Manufacturing” has a correlative meaning.

1.43       “MAA” means a Marketing Authorization Application, in relation to any Licensed Product, filed or to be filed with the EMA (or equivalent national agency), for authorization to place a medicinal product on the market in the European Union (or any other territory).

1.44       “Marketing Approval” means all approvals, licenses, registrations or authorizations of the Competent Authorities in a country, necessary for the commercial marketing and sale of the Licensed Product in such country, including (a) the approval of a MAA or a BLA, and (b) a determination or decision establishing prices for a Licensed Product that can be charged or reimbursed in regulatory jurisdictions where the applicable Competent Authorities approve or determine the price or reimbursement of pharmaceutical products.

1.45       “Losses” is defined in Section 8.1.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

1.46       “Net Sales” means, in the case of sales by or for the benefit of Licensee, its Affiliates, and its Sublicensees (in each case, “Seller”) in the Territory to a Third Party, the gross amount invoiced by Seller with respect to a Licensed Product, less the following deductions solely to the extent such deduction: (i) is reasonable and customary, (ii) is included in the gross invoiced sales price for the Licensed Product or otherwise directly paid, allowed, accrued, or incurred by the Seller with respect to the sale of such Licensed Product (iii) is applicable and in accordance with standard allocation procedures, (iv) has not already been deducted or excluded, (v) is incurred in the ordinary course of business in type and amount consistent with good industry practice, and (vi) is determined in accordance with, and as recorded in revenues under, applicable Accounting Standards (“Permitted Deductions”):

1.46.1.    trade, cash, promotional and quantity discounts and allowances for Licensed Products; price reductions (retroactive or otherwise) including promotional or similar discounts or rebates and discounts or rebates imposed by or otherwise paid to Government Authorities, managed care organizations or other Third Parties;

1.46.2.    any tax, tariff, duty (including custom duty) or other governmental charge (such as excise, sales or use taxes or value added tax), levied on the sale, transportation or delivery of such Licensed Products that are paid to Seller and remitted to a government agency by Seller, but excluding any taxes or other charges measured by or imposed on Seller’s income or any franchise taxes, branch profits taxes, or similar tax;

1.46.3.    customary freight, insurance, packing costs and other transportation charges added to the sales price that are incurred in delivering the Licensed Product;

1.46.4.    amounts repaid or credits taken by reason of rejections, defects, or returns of the Licensed Products or because of retroactive price reductions, or due to recalls or rebates required by applicable Laws;

1.46.5.    any fees for services provided by wholesalers and warehousing chains related to the distribution of such Licensed Products and the portion of administrative fees paid during the relevant time period to group purchasing organizations, pharmaceutical benefit managers and/or Medicare Prescription Drug Plans relating specifically to such Licensed Products but only to the extent that such fees are deducted from Net Sales in arriving at the financial information publicly reported in Seller’s external financial statements included in its periodic filings with the Securities and Exchange Commission;

1.46.6.    the portion of the annual fee on prescription drug manufacturers imposed by the Patient Protection and Affordable Care Act, Pub. L. No. 111-148 (as amended) (the “Fee”) that is attributable to the Net Sales of Licensed Products for the Calendar Quarter which as of the Effective Date is determined by multiplying the total Fee times a fraction where the numerator is the “branded prescription drug sales” (as defined in Treas. Reg. § 51.2(d)) (“Government Sales”) of Licensed Product by the “controlled group” (as defined in Treas. Reg. § 51.2(e)(3)) for the Calendar Quarter and the denominator is the total of all Government Sales for all for all products sold by such “controlled group” for the Calendar Quarter; and

1.46.7.    any other deductions from gross sales of a similar nature to arrive at net sales for the applicable Licensed Product as reported in Seller’s Form 10-K and Form 10-Q documents filed with the Securities and Exchange Commission to the extent they are in accordance with GAAP and consistently applied.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

For the avoidance of doubt, if a single item falls into more than one of the categories set forth above, such item may not be deducted more than once.

“Net Sales” shall not include any consideration received with respect to a sale, use or other disposition of any Licensed Product in a country for purposes of conducting Clinical Studies in the course of Development of the Licensed Product in accordance with this Agreement or as samples (reasonable in number), for Compassionate Use, or for other charitable, promotional, pre‑clinical, clinical, regulatory or governmental purposes, in each case to the extent such Licensed Product is sold at or below cost. Notwithstanding the foregoing, the amounts invoiced by Seller, its Affiliates, or their Sublicensees for the sale of Licensed Products among Seller, its Affiliates or their respective Sublicensees for resale shall not be included in the computation of Net Sales hereunder (except where such Affiliates or Sublicensees are the end users) and Net Sales shall be the gross invoice or contract price charged to the Third Party customer for that Licensed Product in an arms’ length transaction, less the Permitted Deductions. Net Sales calculations shall be determined in accordance with Accounting Standards consistently applied throughout the organization and across all products of the entity whose sales of Licensed Products are giving rise to Net Sales. In the case of any sale or other transfer for value, such as barter or counter-trade, of a Licensed Product, or part thereof, other than in an arm’s length transaction exclusively for cash, Net Sales shall be calculated as above on the value of the non-cash consideration received or the fair market price (if higher) of such Licensed Product in the country of sale or transfer, as determined in accordance with Accounting Standards consistently applied (as contemplated above).

In the case where a Licensed Product is sold as part of a Combination Product in a country in the Territory, Net Sales for the Licensed Product included in such Combination Product in such country shall be calculated as follows:

(i)    if the Licensed Product is sold separately in such country and the other active ingredient or ingredients in the Combination Product are sold separately in such country, Net Sales for the Licensed Product shall be calculated by multiplying actual Net Sales of such Combination Product in such country by the fraction A/(A+B), where A is the invoice price of the Licensed Product when sold separately in such country and B is the total invoice price of the other active ingredient or ingredients in the Combination Product when sold separately in such country;

(ii)    if the Licensed Product is sold separately in such country but the other active ingredient or ingredients in the Combination Product are not sold separately in such country, Net Sales for the Licensed Product shall be calculated by multiplying actual Net Sales of such Combination Product in such country by the fraction A/D, where A is the invoice price of the Licensed Product when sold separately in such country and D is the invoice price of the Combination Product in such country;

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(iii)    if the Licensed Product is not sold separately in such country but the other active ingredient or ingredients in the Combination Product are sold separately in such country, Net Sales for the Licensed Product shall be calculated by multiplying actual Net Sales of such Combination Product by the fraction 1 – (B/D), where B is the invoice price of the other active ingredient or ingredients in the Combination Product when sold separately in such country and D is the invoice price of the Combination Product in such country; notwithstanding the foregoing, if the other active ingredient or ingredients in the Combination Product are being sold by (a) Seller, then Net Sales for the Licensed Product shall be calculated by multiplying actual Net Sales of such Combination Product by the fraction 1 – (E/E+1), where E is the number of other active ingredients in the Combination Product, and (b) a Third Party, where such Third Party and Seller have a written agreement on how actual Net Sales of such Combination Product shall be split between Seller and such Third Party, then Net Sales for the Licensed Product shall be the proportion of Net Sales of the Combination Product Seller actually receives under such written agreement with such Third Party; or

(iv)    if neither the Licensed Product nor the other active ingredient or ingredients in the Combination Product are sold separately in such country, the Parties shall determine Net Sales for the Licensed Product in such Combination Product by mutual agreement based on the relative contribution of the Licensed Product and each other active ingredient to the Combination Product, and shall take into account in good faith any applicable allocations and calculations that may have been made for the same period in other countries.

For purposes of this definition, “Combination Product” means a product that includes at least one active ingredient other than a Licensed Product, when a single sale or reimbursement price is set for such Combination Product.

1.47       “Patents” means any and all patent rights and all right, title and interest in all patent applications and patents that issue from them, all letters patent or equivalent rights and applications in each case to the extent the same has not been held, by a court of competent jurisdiction, to be invalid or unenforceable in a decision from which no appeal can be taken or from which no appeal was taken within the time permitted for appeal. Patents include any extension, registration, confirmation, reissue, continuation, supplementary protection certificate, divisional, continuation-in-part, re-examination or renewal thereof or foreign counterparts of any of the foregoing.

1.48       “Phase 1 Clinical Study” means a clinical study of a product in human subjects which provides for the first introduction into humans of a product, conducted in healthy volunteers or patients to obtain information on product safety, tolerability, pharmacological activity or pharmacokinetics, as described in 21 C.F.R. § 312.21(a) (or the non-United States equivalent thereof).

1.49       “Phase 1 Clinical Study Expansion Cohort” means the expansion of a Phase 1 Clinical Study to include additional patient(s) following the selection of a dose during the dose escalation part of the Phase 1 Clinical Study (such as a maximum tolerated dose).

1.50       “Phase 2 Clinical Study”, “Phase 2a Clinical Study” or “Phase 2b Clinical Study” means a clinical study of a product that is prospectively designed to establish the safety, dose ranging and efficacy of a product as further defined in 21 C.F.R. § 312.21(b) (or the non -United States equivalent thereof).

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

1.51       “Pivotal Clinical Study” means a clinical study of a product that is designed to generate statistically significant evidence of the efficacy of a product for a particular indication or use (as well as additional safety information) and that is intended to form the primary scientific support for filing a BLA to obtain Marketing Approval to market the product, (or any MAA for the non-United States equivalent thereof).

1.52       “Pieris Indemnitees” is defined in Section 8.1.

1.53       “Platform Improvement IP” means any and all Patents or Know-How created, invented, or generated by or on behalf of employees, agents, or independent contractors of either Party or their Affiliates (whether alone or jointly) in the course of performing activities pursuant to this Agreement that constitutes an improvement, modification, or enhancement to, or derivative of, the Platform IP, including all Intellectual Property Rights therein.

1.54       “Platform IP” means (a) the Know-How Controlled by Pieris that is necessary or useful for the practice of the Platform Technology, and (b) those Patents Controlled by Pieris directed to the Platform Technology as set forth in Exhibit A.

1.55       “Platform Patent” means all Patents within the Platform IP and Platform Improvement IP.

1.56       “Platform Technology” means Anticalin Libraries, Anticalin Selection, Anticalin Expression, Anticalin Characterization, Anticalin Fusion Technology, and Anticalin Affinity Maturation methods, all to the extent Controlled by Pieris.

1.57       “Regulatory Exclusivity” means any exclusive marketing rights or data exclusivity rights conferred by any applicable Competent Authority, other than an issued and unexpired Patent, including any regulatory data protection exclusivity and/or any other exclusivity afforded by restrictions which prevent the granting by a Competent Authority of regulatory approval to market for any indication a Biosimilar.

1.58       “Research” or “Researching” means activities related to the design, discovery, generation, identification, profiling, characterization, production, process development, cell line development, pre-clinical development or non-clinical or pre-clinical studies of a Licensed Product.

1.59       “Royalties” is defined in Section 3.4.

1.60       “Royalty Term” means, on a country-by-country basis and a Licensed Product-by- Licensed Product basis, the period commencing on the First Commercial Sale of the Licensed Product in a country and ending with respect to such Licensed Product in such country on the later of (a) ten (10) years thereafter in such country of sale; (b) last to expire Regulatory Exclusivity relating to such Licensed Product in such country of sale; or (c) expiration of the last to expire Valid Claim of any Platform Patent, in each case Covering the import, use, sale or offer for sale (but, for clarity, not the Manufacturing) of such Licensed Product in such country of sale, including by 35 U.S.C. § 271(g) or any foreign equivalent.

1.61       “Rules” is defined in Section 10.2.1.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

1.62       “Sublicensee” is defined in Section 2.2.

1.63       “Target” means the biological target of a pharmacologically active drug compound.

1.64       “Term” is defined in Section 7.1.

1.65       “Third Party” means any party other than Pieris, Licensee, or their respective Affiliates.

1.66       “Third Party Claims” is defined in Section 8.1.

1.67       “Third Party License” is defined in Section 3.5.2.

1.68       “[***] License” means that certain [***], which was extended by an amended and renewed agreement, signed on [***] and further extended by an amended and renewed agreement signed on [***] as may be amended.

1.69       “Valid Claim” means (a) a claim of an issued and unexpired Patent, which claim has not been revoked or held invalid or unenforceable by a final court without the possibility of appeal or other government agency of competent jurisdiction by a final determination without the possibility of appeal or has not been held (through a final determination without the possibility of appeal) or admitted to be invalid or unenforceable through re-examination or disclaimer, reissue, opposition procedure, nullity suit or otherwise by a final determination without the possibility of appeal or (b) a claim of a pending Patent application that has not been abandoned, finally rejected or expired without the possibility of appeal or refiling; provided, however, that Valid Claim will exclude any such pending claim in an application that has not been granted within [***] years following the earliest priority filing date for such application, excluding, however, any pending Patent that does not have a reasonable bona fide basis for patentability (such reasonable bona fide basis to be determined by an outside counsel selected in good faith by the Parties, in the event that the Parties disagree as to whether there is a reasonable bona fide basis for patentability for such a claim). For purposes of the definition of Valid Claim, “determination” means a determination with respect to a Patent that would prevent a Party from enforcing or continuing to enforce such Patent. To the extent that any Patent is issued, restored, or otherwise deemed valid and enforceable, then it once again shall be considered a Valid Claim as from the date of such issuance, restoration, or determination.

1.70       “Withholding Taxes” is defined in Section 3.6.4.

2.	LICENSE GRANT

2.1         Grant. Subject to the terms and conditions of this Agreement, Pieris hereby grants to Licensee a non-exclusive, non-transferrable (other than in accordance with Section 10), royalty-bearing license (or sublicense) during the Term under the Platform IP and the Platform Improvement IP, to Research, have Researched, Develop, have Developed, Manufacture, have Manufactured, Commercialize, have Commercialized, the Licensed Products in the Licensed Field and Licensed Territory pursuant to and consistent with that certain separate written agreement entitled License and Collaboration Agreement between Pieris and Licensee with an Effective Date of February 08, 2018 (such agreement, the “Collaboration Agreement”). For avoidance of doubt, to the extent that the Collaboration Agreement does not provide the right to Commercialize a Licensed Product, then the Licensee also shall not have a license to Commercialize such Licensed Product under this Agreement.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

2.2         Sublicenses. Licensee shall have the right to grant sublicenses (through multiple tiers) under the rights granted in Section 2.1 (a) to its Affiliates and (b) to Third Parties, in each of (a) and (b) solely to the extent of, and consistent with, Licensee’s right to grant sublicenses under any Patent rights as set forth in the Collaboration Agreement. Each such sublicense granted pursuant to this Section 2.2 shall be pursuant to a binding written agreement and shall be consistent with the terms and conditions of this Agreement (including imposing obligations on Sublicensee consistent with those of Licensee under Section 2.3, Section 3.7 and Section 6) and the Collaboration Agreement (each such Affiliate or Third Party to which such sublicense is granted, a “Sublicensee”). Licensee shall remain responsible for the performance of its Sublicensees such that any act or omission by or on behalf of a Sublicensee that would be a breach of this Agreement if undertaken by Licensee, shall be deemed a breach of this Agreement by Licensee, except in the case of a Full Sublicense by Licensee as set forth in Section 9.3.2 of the Collaboration Agreement. In the event of a material default by any Sublicensee under a sublicense, Licensee will promptly notify Pieris and take such action as necessary to remedy such default.

2.3         No Other License. Licensee understands and agrees that no license under any Patent or Know-How other than Platform Patents and Platform Know-How, is or shall be deemed to have been granted under this Agreement, either expressly or by implication. Licensee shall not practice under the Platform Patents or Platform Know-How outside of the scope of the license granted pursuant to Section 2.1 of this Agreement.

3.	PAYMENTS

3.1         License Fee. In partial consideration of the rights granted hereunder with respect to the Research of up to [***] Licensed Products and the Development, Manufacture and Commercialization of up to [***] Licensed Products, Licensee shall pay to Pieris a non-creditable, non-refundable upfront fee in the amount of [***] Dollars ($[***]) [***] days following receipt of the corresponding invoice from Pieris after the Effective Date.

3.2         Additional License Fee. In the event that Licensee exercises an option to Develop, Manufacture and Commercialize up to [***] additional Licensed Products under the Collaboration Agreement, in partial consideration thereof, Licensee shall pay to Pieris a non-creditable, non-refundable upfront fee in the amount of [***] Dollars ($[***]) [***] days following receipt of the corresponding invoice from Pieris after the effective date for each such option under the Collaboration Agreement. For clarity, in the event that Licensee exercises the option described in this Section 3.2 with respect to [***] Licensed Products, then a total of [***] Dollars ($[***]) shall have been paid to Pieris pursuant to this Section 3.2.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

3.3         Milestone Payments. Licensee will pay to Pieris the following milestone payments upon the first achievement of the corresponding milestone event set forth in the table below by or on behalf of Licensee, its Affiliates and Sublicensees, on a Licensed Product-by-Licensed Product basis:

Milestone Event	Milestone Payment
Initiation of GLP Tox Study	[***] Dollars ($[***])
Initiation of Phase 1 Clinical Study	[***] Dollars ($[***])
Initiation of Phase 2a Clinical Study or Initiation of Phase 1 Clinical Study Expansion Cohorts (whichever comes first)	[***] Dollars ($[***])
Initiation of Pivotal Clinical Study	[***] Dollars ($[***])
Marketing Approval in [***]	[***] Dollars ($[***])

Milestone Payment Terms. Each such milestone payment shall be paid within [***] days of achievement of such milestone event by Licensee or its Sublicensee. For any Licensed Product, once a milestone is reached, the amounts under all prior milestones shall be due, if not yet paid (for example, if a Pivotal Clinical Study is initiated and the Phase 2a Clinical Study or Phase 1 Clinical Study Expansion Cohorts milestone has not yet been paid, it shall become due and payable at the same time as the Pivotal Clinical Study milestone). Notwithstanding the foregoing, if a Licensed Product becomes designated as a CoDev Product under the Collaboration Agreement, Pieris shall refund to Licensee all of the milestone payments received from Licensee for such Licensed Product under this Section 3.3 within [***] days of such Licensed Product becoming a CoDev Product under the Collaboration Agreement, and no further development and regulatory milestone payments shall be due from Licensee for such Licensed Product that has become a CoDev Product under the Collaboration Agreement. For the avoidance of doubt, the upfront fee described in Section 3.1 and the additional upfront fee described in Section 3.2 shall not be refunded to Licensee under this Section 3.3 or otherwise, neither in whole nor in part.

3.4         Royalties. Within [***] days after the end of each Calendar Quarter following the First Commercial Sale of a Licensed Product, Licensee shall make royalty payments to Pieris on a Calendar Quarter and Licensed Product-by-Licensed Product basis, based on the Net Sales of the applicable Licensed Product by Licensee and its Sublicensees at a rate of [***] percent ([***]%) (the “Royalties”). Royalties shall be payable by Licensee until the expiry of the Royalty Term. Notwithstanding the foregoing, for any Licensed Product that has becomes a CoDev Product under the Collaboration Agreement, no royalties shall be due from Licensee to Pieris on Net Sales of such Licensed Product.

3.5         Adjustments.

3.5.1.    Biosimilar Drug Competition. Notwithstanding the foregoing, subject to Section 3.5.3, if in any Calendar Quarter total sales of any Biosimilar(s) of a Licensed Product in any country reaches more than [***] percent ([***]%) in units of the total sales of the applicable Licensed Product and the Biosimilar(s) in such country, then the Royalties payable to Pieris for such Licensed Product in such country shall be reduced by [***] percent ([***]%) of the amount otherwise payable hereunder. Notwithstanding the foregoing, in the event of Biosimilar sales that are later enjoined by a court or otherwise halted (such as on the basis of Patent or Regulatory Exclusivity), then subsequent royalties shall be restored to the level otherwise contemplated under this Agreement.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

3.5.2.    Third Party Licenses. If it is necessary for Licensee to license one or more Patents from one or more Third Parties in order to Develop, Manufacture (other than manufacturing processes), or Commercialize the Anticalin Protein of any Licensed Product (but excluding Patents owned or Controlled by a Third Party service provider selected by Licensee, such as a contract manufacturing organization, and Patents related to any aspect or use of the antibody portion of the Licensed Product), whether directly or through any Affiliate or Sublicensee of Licensee, in the Territory, then Licensee may negotiate and obtain a license under such Patent(s) (each such Third Party license referred to herein as a “Third Party License”). If any royalty payments are due to a Third Party pursuant to a Third Party License or in the context of proceedings brought by any Third Party alleging that one or more Patent(s) of such Third Party is infringed by the Development, Manufacture, Commercialization or use of the Anticalin Protein of any Licensed Product in the Field under this Agreement, then subject to Section 3.5.3 Licensee may deduct [***] percent ([***]%) of such payment(s) from the Royalties associated to such Licensed Product otherwise payable under Section 3.4, but in no event shall Royalties be reduced by greater than [***] percent ([***]%) under this Section 3.5.2. For avoidance of doubt, this Section 3.5.2 does not limit either Party’s right to obtain any Third Party License as it may deem necessary or useful.

3.5.3.    Maximum Deduction. Notwithstanding anything to the contrary herein, under no circumstances shall the combined effect of all reductions to the Royalties permitted under Section 3.5.1 and Section 3.5.2, on a country-by-country and Licensed Product-by-Licensed Product basis, reduce the effective Royalties payable by Licensee to Pieris under this Agreement for any Calendar Quarter below [***] percent ([***]%) of the Royalties that would otherwise be payable pursuant to Section 3.4, as applicable, for such Licensed Product in such country.

3.6         Payment Terms.

3.6.1.    Generally. All payments made by Licensee under this Agreement shall be made in immediately available funds by wire transfer to such bank and account as may be designated from time to time by Pieris. Except as otherwise set forth herein, all other payments due under this Agreement will be paid within [***] days following receipt of an invoice requesting such payment. All invoices provided to Licensee hereunder shall include Pieris’ bank details, the contact name for issue resolution, and will be marked for the attention of the Alliance Manager (as defined in the Collaboration Agreement).

3.6.2.    Sales Payment Reports and Royalty Payments. After the First Commercial Sale by the Seller of a Licensed Product requiring the payments due to Pieris pursuant to Section 3.4 and ending, on a Licensed Product-by-Licensed Product basis, following the last to expire Royalty Term with respect to such Licensed Product, Licensee shall send to Pieris within [***] days after the end of each Calendar Quarter (a) a written report which shall state, for the previous Calendar Quarter, on a country-by-country and Licensed Product-by-Licensed Product basis, the description of each Licensed Product sold, the corresponding amount of gross sales of Licensed Products, an itemized calculation of Net Sales showing deductions provided for in the definition of Net Sales and the calculation of any milestones fees and Royalties due, including any reductions made in accordance with this Agreement, as well as the exchange rate for such country, and (b) payment (in Dollars) all royalty payments due to Pieris hereunder for such Calendar Quarter.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

3.6.3.    Interest. Interest shall accrue on any late payment of fees owed to Pieris and not made on the date such payment is due, at an annual interest rate equal to [***] percent ([***]%) above LIBOR per annum or the maximum applicable legal rate, if less, calculated on the total number of days such payment is delinquent.

3.6.4.    Taxes and Withholding. All payments under this Agreement shall be made without any deduction or withholding for or on account of any tax, except as set forth in this Section 3.6.4, the Parties agree to cooperate with one another and use reasonable efforts to minimize under applicable Law obligations for any and all income or other taxes required by applicable Law to be withheld or deducted from any of the royalty and other payments made by or on behalf of a Party hereunder (“Withholding Taxes”). The Licensee shall, if required by applicable Law, deduct from any amounts that it is required to pay to Pieris an amount equal to such Withholding Taxes. Such Withholding Taxes shall be paid to the proper taxing authority for Pieris’s account and, if available, evidence of such payment shall be secured and sent to Pieris within [***] days of such payment. The Licensee shall, at Pieris’s sole cost and expense, as mutually agreed by the Parties, do all such lawful acts and things and sign all such lawful deeds and documents as Pieris may reasonably request to enable the Licensee to avail itself of any applicable legal provision or any double taxation treaties with the goal of paying the sums due to Pieris hereunder without deducting any Withholding Taxes.

3.6.5.    Conversions. With respect to amounts required to be converted into another currency for calculation of the Net Sales amount and the Royalty payments, such amount shall be converted using a rate of exchange which corresponds to the rate used by Licensee for conversion between the relative currencies for its reporting period in its books and records that are maintained in accordance with Accounting Standards, as applicable, for its external reporting.

3.7         Records Retention. Licensee shall keep complete, true and accurate books of account and records for the purpose of determining the amounts payable under this Agreement. Such books and records shall be kept at the principal place of business of Licensee, as the case may be, for at least [***] years (or such longer period as required by applicable Law) following the end of the Calendar Year to which they pertain. Each Party (the “Audited Party”) shall make such account and records available, on reasonable notice sent by the other Party (the “Auditing Party”), for inspection during normal business hours, with not less than [***] Business Days’ advance written notice, by an independent certified public accounting firm nominated by such and reasonably acceptable for the Audited Party, for the purpose of verifying the accuracy of any statement or report given by the Audited Party and to verify the accuracy of the payments due hereunder for any Calendar Year. Such auditor shall advise the Parties simultaneously promptly upon its completion of its audit whether or not the payments due hereunder have been accurately recorded, calculated and reported, and, if not, then the amount of such discrepancy. A Party’s financial records with respect to a given period of time shall only be subject to one (1) audit per Calendar Year except in the case of willful misconduct or fraud. The Auditing Party’s right to perform an audit pertaining to any Calendar Year shall expire [***] years after the end of such Calendar Year. The auditor shall be required to keep confidential all information learnt during any such inspection, and to disclose to the Auditing Party only such details as may be necessary to report the accuracy of the Audited Party’s statement or report. The Auditing Party shall be responsible for the auditor’s costs, unless the auditor certifies that there was a variation or error of underpayment or overpayment exceeding [***] percent ([***]%) of the amount stated for any period covered by the inspection, in which case all reasonable costs relating to the inspection for such period shall be borne by the Audited Party. If such accounting firm correctly identifies a discrepancy made during such period, any unpaid amounts or overpaid amounts that are discovered shall be paid/refunded promptly but in any event within [***] days of the date of delivery of such accounting firm’s written report so correctly concluding, or as otherwise agreed upon by the Parties.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

4.	PATENT PROSECUTION, MAINTENANCE AND ENFORCEMENT

As between the Parties, Pieris shall be solely responsible, at its sole discretion and expense, for the prosecution, defense, and maintenance of Platform Patents. Licensee shall not be permitted to enforce the Platform Patents without the written consent of Pieris, which may be withheld for any reason. Notwithstanding the foregoing, Pieris shall in good faith consider bringing an appropriate suit or other action against a Third Party under the Platform Patents relating to a Licensed Product at Licensee’s request and cost, and using counsel selected by Licensee and reasonably acceptable to Pieris.

5.	REPRESENTATION AND WARRANTIES; COVENANTS

5.1         Mutual Representations and Warranties. Each Party hereby represents and warrants to the other Party, as of the Effective Date, that:

5.1.1.    such Party is duly established, validly existing and in good standing under the Laws of the jurisdiction and has full power and authority to enter into this Agreement and to carry out the provisions hereof;

5.1.2.    all requisite corporate action on the part of such Party, its directors and stockholders required by applicable Law for the authorization, execution and delivery by such Party of this Agreement, and the performance of all obligations of such Party under this Agreement, has been taken;

5.1.3.    this Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, and binding obligation, enforceable against it in accordance with the terms hereof; and

5.1.4.    the execution and delivery of this Agreement by such Party do not, and the performance of this Agreement by such Party will not: (i) conflict with, or result in any violation of or default under, any agreement, instrument or understanding, oral or written, to which it or any Affiliate is a party or by which it or any Affiliate is bound; or (ii) violate any provision of any applicable Law.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

5.2         Further Representations by Pieris. Pieris hereby represents and warrants that it has not entered into any agreement with any Third Party that is in conflict with the rights granted to Licensee under this Agreement and covenants that during the Term it shall not enter into any agreement with a Third Party that would materially conflict with the rights granted to Licensee under this Agreement.

5.3         DISCLAIMER OF WARRANTIES. EXCEPT AS EXPRESSLY SET FORTH IN SECTIONS 5.1 AND 5.2 ABOVE AND THOSE SET FORTH IN THE COLLABORATION AGREEMENT, NEITHER PARTY MAKES (AND EACH PARTY HEREBY DISCLAIMS) ANY AND ALL REPRESENTATIONS AND WARRANTIES OF ANY KIND, WHETHER WRITTEN, ORAL, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, INCLUDING ANY EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NONINFRINGEMENT OR ANY WARRANTIES THAT MAY ARISE FROM A COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OR TRADE, INCLUDING WITH RESPECT TO ANY INTELLECTUAL PROPERTY RIGHTS, TECHNOLOGY OR CONFIDENTIAL INFORMATION OF A PARTY.

6.	CONFIDENTIALITY; PUBLICITY

6.1         Neither Party shall disclose any of the terms of this Agreement (including the financial terms) to any Third Party without the prior written consent of the other Party; provided, however, that each Party shall be free to disclose the terms of this Agreement (a) to the extent that a Party reasonably believes it is required to do so by securities or other applicable laws, regulations, or rules (including the regulations or rules of any relevant stock exchange), (b) pursuant to a legal proceeding or order of a court or governmental agency, (c) to actual or prospective Sublicensees, (d) to [***] (in the case of Pieris), (e) to its accountants, attorneys and other professional advisors, (f) to its Affiliates or (g) in connection with a financing, merger, consolidation, acquisition or a permitted assignment of this Agreement, provided that in the case of any disclosure under (c), (d), (e), (f) or (g) above, the recipient(s) are obligated and do so undertake to keep such terms of this Agreement confidential to the same extent as said Party, and provided that in the case of disclosure under clause (a) the disclosing Party will use reasonable efforts to obtain confidential treatment for portions of this Agreement as available, consult with the other Party, and permit the other Party to participate, to the extent practicable, in seeking a protective order or other confidential treatment and in the case of disclosure under clause (b) the Disclosing Party will use reasonable efforts to secure confidential treatment of such terms of this Agreement as are required to be disclosed.

6.2         Publicity. Neither Party shall issue any press release or other publicity material or make any public representation that refers to the terms, including, without limitation, the financial terms, of this Agreement without the prior written consent of the other Party.

7.	TERM AND TERMINATION

7.1         Term. This Agreement will commence on the Effective Date and remain in full force and effect until the expiration of all of Licensee’s payment obligations under this Agreement (the “Term”), unless earlier terminated in accordance with this Article 7. Following the natural expiration of the Term, the license granted to Licensee shall be fully paid up, irrevocable, and royalty-free. In addition, on a Licensed Product-by-Licensed Product and country-by-country basis, this Agreement shall terminate upon termination of the Collaboration Agreement.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

7.2         Termination for Material Breach. Either Party shall have the right to terminate this Agreement in the event the other Party has materially breached or materially defaulted in the performance of any of its payment obligations hereunder which breach or default is material in the overall context of the Agreement, and such breach has continued for [***] days after written notice thereof was provided to the breaching Party by the non-breaching Party which clearly describes the material breach and remedies (including, for avoidance of doubt, termination of the Agreement) that the non-breaching Party intends to apply should the breach remain uncured. Any such termination shall become effective at the end of such [***] day period if, prior to the expiration of the [***] day period, the breaching Party has not cured any such breach or default. If the allegedly breaching Party disputes the breach and provides written notice of that dispute to the other Party, the matter shall be addressed under the dispute resolution provisions in Section 10.2 and the notifying Party may not terminate this Agreement until it has been finally determined under Section 10.2 that the Agreement was materially breached as described above. In the event the breach is limited to one or more Licensed Product(s), the non-breaching Party will have the right to terminate this Agreement solely with respect to the applicable Licensed Product(s).

7.3         Termination for Patent Challenge. If Licensee (a) disputes, or assists any Third Party to dispute, the validity of any Platform Patent Covering a Licensed Product in a patent re-examination, inter-partes review, post-grant or other patent office proceeding, opposition, litigation, or other court proceeding and (b) within [***] days written notice from Pieris, Licensee fails to rescind any and all of such actions, then Pieris may terminate this Agreement upon written notice to Licensee. Notwithstanding the above, nothing in this clause prevents Licensee from taking any of the actions referred to in this clause and provided further that Pieris will not have the right to terminate if Licensee:

7.3.1.    asserts invalidity as a defense in any court proceeding brought by Pieris asserting infringement of one of the foregoing Patents;

7.3.2.    acquires a Third Party that has an existing challenge, whether in a court or administrative proceeding, against one of the foregoing Patents; or

7.3.3.    licenses a product for which Pieris has an existing challenge, whether in a court or administrative proceeding, against one of the foregoing Patents.

7.4         Effect of Termination. Expiration or termination of this Agreement will not relieve the Parties of any obligation accruing prior to such expiration or termination, including Licensee’s obligations to pay all fees and royalties that shall have accrued hereunder prior to the effective date of expiration or termination. Termination of this Agreement shall result in the termination of the licenses granted to Licensee, and all such rights shall immediately revert to Pieris in full and Licensee shall thereafter discontinue all use of the Pieris Platform Technology, including the Research, Development, Manufacture or Commercialization of any Licensed Product. The provisions of Sections 1 (to the extent necessary to give effect to the surviving provisions), 3.6 (for any final payments), 3.7 (for any final reports), 5.3, 6, 7, 8, 9 and 10 will survive any termination or expiration of this Agreement.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

8.	INDEMNIFICATION AND INSURANCE

8.1         Indemnification by Licensee. Licensee will indemnify Pieris, its Affiliates, and their respective directors, officers, employees and agents (collectively, the “Pieris Indemnitees”), and defend and hold each of them harmless, from and against any and all losses, damages, liabilities, costs and expenses (including reasonable attorneys’ fees and expenses) (collectively, “Losses”) in connection with any and all liability suits, investigations, claims or demands by Third Parties (collectively, “Third Party Claims”) arising out of (a) a Licensee Indemnitee’s negligence or willful misconduct; or (b) Licensee’s breach (or allegation of a breach) of any obligation, representation, warranty or covenant in this Agreement, except to the extent that such Losses arise out of or result from (i) the negligence or willful misconduct of a Pieris Indemnitee, or (ii) Pieris’s breach of any obligation, representation, warranty or covenant in this Agreement.

8.2         Indemnification by Pieris. Pieris will indemnify Licensee and its Sublicensees, and their respective directors, officers, employees and agents (collectively, the “Licensee Indemnitees”), and defend and hold each of them harmless, from and against any and all Losses in connection with any and all Third Party Claims to the extent arising from or occurring as a result of or in connection with (a) a Pieris Indemnitee’s negligence or willful misconduct or (b) Pieris’s breach (or allegation of a breach) of any obligation, representation, warranty or covenant in this Agreement, except to the extent that such Losses arise out of or result from (i) the negligence or willful misconduct of a Licensee Indemnitee, or (ii) Licensee’s breach of any obligation, representation, warranty or covenant in this Agreement.

8.3         Indemnification Procedure. To be eligible to be indemnified as described in this Section 8, each of the Indemnitees seeking to be indemnified shall provide the indemnifying Party with prompt notice of any claim (with a description of the claim and the nature and amount of any such loss) giving rise to the indemnification obligation pursuant to Section 8.1 or Section 8.2, as the case may be, and the ability to defend such claim (with the reasonable cooperation of the Indemnitee(s)). Each Indemnitee shall have the right to retain its own counsel, at its own expense, if representation by the counsel of the indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnitee(s) and the indemnifying Party. Neither the Indemnitee(s) nor the indemnifying Party shall settle or consent to the entry of any judgment with respect to any claim for losses for which indemnification is sought without the prior written consent of the other (not to be unreasonably withheld or delayed).

8.4         Insurance. Licensee will, and will cause its Sublicensees to, have and maintain such types and amounts of liability insurance (including product liability coverage) as is normal and customary in the industry generally for a party similarly situated, and will upon Pieris’s request provide Pieris with a copy of such policies of insurance in that regard, along with any amendments and revisions thereto.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

9.	LIMITATION OF LIABILITY

IN NO EVENT WILL EITHER PARTY OR ANY OF ITS RESPECTIVE AFFILIATES AND THEIR RESPECTIVE OFFICERS, DIRECTORS AND EMPLOYEES BE LIABLE TO THE OTHER PARTY FOR SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES SUFFERED BY THE OTHER PARTY UNDER THIS AGREEMENT, WHETHER IN CONTRACT, WARRANTY, TORT, NEGLIGENCE OR OTHERWISE AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING THE FOREGOING, THIS DISCLAIMER DOES NOT APPLY TO LIABILITY OR DAMAGES (A) RESULTING FROM A BREACH OF CONFIDENTIALITY OBLIGATIONS OF A PARTY UNDER SECTION 6 OR (B) SUBJECT TO A PARTY’S INDEMNIFICATION OBLIGATIONS PURSUANT TO SECTION 8.1 OR SECTION 8.2.

10.	MISCELLANEOUS

10.1       Restrictions; No Other Licenses. Except as expressly set forth hereunder, neither Party grants to the other Party any rights, licenses or covenants in or to any Patents or Know-How, whether by implication, estoppel, vicariously, indirectly or otherwise, other than the license rights that are specifically and expressly granted under this Agreement. All rights not specifically and expressly granted by a licensing party under this Agreement are reserved by such licensing party and may be used or practiced by such licensing party for any purpose.

10.2       Dispute Resolution

10.2.1.    Arbitration. In the event a dispute arises under this Agreement (each, a “Dispute”), the Parties will attempt in good faith to resolve such Dispute, failing which either Party may cause such Dispute to be referred to the Senior Executives (as defined in the Collaboration Agreement) for resolution. The Senior Executives shall attempt in good faith to resolve such Dispute by unanimous consent. If the Senior Executives cannot resolve such Dispute within [***] days of the matter being referred to them, then either Party may submit such Dispute to arbitration for final resolution in accordance with (a) or (b) below, as applicable.

(a)        General Arbitration. Either Party may submit a Dispute that is not specifically related to a CoDev Product to arbitration for final resolution by arbitration request (the “Arbitration Request”) under the Rules of Arbitration of the International Chamber of Commerce (the “Rules”) by three (3) arbitrators appointed in accordance with the said Rules (each such arbitration, an “Arbitration”). Each Arbitration will be conducted in English and all foreign language documents shall be submitted in the original language and, if so requested by any arbitrator or Party, shall also be accompanied by a translation into English. The place of arbitration shall be New York, NY. The arbitrators in any Arbitration shall enforce and not modify the terms of this Agreement. The award of the arbitrators shall be final and binding on each Party and its respective successors and assigns. All costs and expenses of any Arbitration, including reasonable attorneys’ fees and expenses and the administrative and arbitrator fees and expenses, shall be borne by the Parties as determined by the arbitrators.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(b)        Accelerated Arbitration. In the event that a Dispute specifically relating to a CoDev Product arises (a “CoDev-Related Dispute”), then the dispute resolution process with respect to such CoDev-Related Dispute shall be as follows:

(i)        Either Party may submit such Dispute to arbitration for final resolution by arbitration request (the “Accelerated Arbitration Request”) under the International Chamber of Commerce Expedited Procedure Rules (“Expedited Rules”) by a single arbitrator appointed in accordance with said Expedited Rules (each such arbitration, an “Accelerated Arbitration”). The arbitrator appointed shall have at least [***] years’ experience in the life sciences industry and shall have the requisite background and expertise with respect to the particular issue that is the subject of the CoDev-Related Dispute;

(ii)       Within [***] days of the appointment of the arbitrator, each Party will deliver to the arbitrator and the other Party a detailed written proposal setting forth its proposed terms for the resolution of the dispute at issue (the “Proposed Terms”) and a memorandum (the “Support Memorandum”) in support thereof, not exceeding [***] pages in length. The Parties will also provide the arbitrator with a copy of this Agreement, as amended through such date. Within [***] days after receipt of the other Party’s Proposed Terms and Support Memorandum, each Party may submit to the arbitrator (with a copy to the other Party) a response to the other Party’s Proposed Terms and Support Memorandum, such response not exceeding [***] pages in length. Neither Party may have any other communications (either written or oral) with the arbitrator other than for the sole purpose of engaging the arbitrators or as expressly permitted in this Section (b); provided, however, that the arbitrator may, in his or her discretion, convene a hearing to ask questions of the Parties and hear oral argument and discussion regarding each Party’s Proposed Terms and Support Memorandum, at which time each Party shall have an agreed upon time to argue and present witnesses in support of its Proposed Terms;

(iii)      Within [***] days after the arbitrator is appointed, the arbitrator panel shall select one of the two Proposed Terms (without modification) provided by the Parties which most closely reflects a commercially reasonable interpretation of the terms of this Agreement. In making its selection, (i) the arbitrator shall not modify the terms or conditions of either Party’s Proposed Terms nor shall the arbitrator combine provisions from both Proposed Terms and (ii) the arbitrator shall consider the terms and conditions of this Agreement, the relative merits of the Proposed Terms, the Support Memorandums and, if applicable, the oral arguments of the Parties;

(iv)      The arbitrator shall make its decision known to both Parties as promptly as possible by delivering written notice to both Parties. The Parties shall agree in writing to comply with the Proposed Terms selected by the arbitrator within [***] days of receipt of such written decision, which agreement may be made pursuant to an amendment to this Agreement. The decision of the arbitrator shall be final and binding on the Parties, and specific performance may be ordered by any court of competent jurisdiction; and

(v)       Each Arbitration will be conducted in English and all foreign language documents shall be submitted in the original language and, if so requested by any arbitrator or Party, shall also be accompanied by a translation into English. The place of arbitration shall be New York, NY. The arbitrators in any Arbitration shall enforce and not modify the terms of this Agreement. The award of the arbitrator shall be final and binding on each Party and its respective successors and assigns. All costs and expenses of any Arbitration, including reasonable attorneys’ fees and expenses and the administrative and arbitrator fees and expenses, shall be borne by the Parties as determined by the arbitrator.

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10.2.2.    Confidentiality. Except to the limited extent necessary to comply with applicable Law, legal process, or a court order or to enforce a final settlement agreement or secure enforcement or vacatur of the arbitrators’ award, the Parties agree that the existence, terms and content of any Arbitration, all information and documents disclosed in any Arbitration or evidencing any arbitration results, award, judgment or settlement, or the performance thereof, and any allegations, statements and admissions made or positions taken by either Party in any Arbitration shall be treated and maintained in confidence and are not intended to be used or disclosed for any other purpose or in any other forum.

10.2.3.    Communications with Internal Counsel. In the course of the negotiation and implementation of this Agreement and the resolution of any disputes, investigations, administrative or other proceedings relating thereto, each Party will call upon the members of its internal legal department to provide advice to such Party and its directors, employees and agents on legal matters.

Notwithstanding any rights to the contrary under applicable procedural or substantive rules of law, each Party agrees not to request, produce or otherwise use any such communications between members of its legal department and directors, employees or agents in connection with any such disputes, investigations, administrative or other proceedings, to the extent such communications, if they had been exchanged between such Party and external attorneys, would have been covered by legal privilege and not disclosable.

10.3       Governing Law. This Agreement and any dispute arising from the performance or breach hereof will be governed by and construed and enforced in accordance with the Laws of the State of New York, excluding its rules of conflict of laws.

10.4       Assignment. This Agreement will not be assignable by either Party, nor may either Party delegate its obligations or otherwise transfer any licenses granted herein or other rights created by this Agreement, except as expressly permitted hereunder, without the prior written consent of the other Party hereto, which consent will not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, each Party may assign this Agreement, without the consent of the other Party, to an Affiliate or to its Third Party successor in connection with a merger, consolidation, sale of all or substantially all of the assets to which this Agreement pertains or that portion of its business pertaining to the subject matter of this Agreement (including in all cases, the Collaboration Agreement), or any Change of Control of such Party; provided that the assignee assumes all of the assigning Party’s obligations under this Agreement, subject to this Section 10.4. Any assignment in violation of this provision is void and without effect.

10.5       Trade names and Trademarks. Except as otherwise provided herein, no right, express or implied, is granted to a Party by this Agreement to use in any manner the name of the other Party or its Affiliates or any other trade name, trademark or logo of the other Party or its Affiliates.

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10.6       Binding Agreement. This Agreement, and the terms and conditions hereof, will be binding upon and will inure to the benefit of the Parties and their respective successors, heirs, administrators and permitted assigns.

10.7       Force Majeure. Except for payment obligations under this Agreement, no Party will be held liable or responsible to the other Party nor be deemed to be in default under, or in breach of any provision of, this Agreement for failure or delay in fulfilling or performing any obligation of this Agreement when such failure or delay is due to force majeure, and without the fault or negligence of the Party so failing or delaying. For purposes of this Agreement, “force majeure” is defined as causes beyond the control of the Party, including, without limitation, acts of God; Laws of any government; war; civil commotion; destruction of production facilities or materials by fire, flood, earthquake, explosion or storm; labor disturbances; epidemic; and failure of public utilities or common carriers. In the event of force majeure, Pieris or Licensee, as the case may be, will immediately notify the other Party of such inability and of the period for which such inability is expected to continue. The Party giving such notice will thereupon be excused from such of its obligations under this Agreement as it is thereby disabled from performing for so long as such Party is so disabled, up to a maximum of [***] days, after which time the Party not affected by the force majeure may terminate this Agreement. To the extent possible, each Party will use reasonable efforts to minimize the duration of any force majeure.

10.8       Notices. Any notice or request required or permitted to be given under or in connection with this Agreement will be deemed to have been sufficiently given if in writing and personally delivered or sent by certified mail (return receipt requested), facsimile transmission (receipt verified), email or overnight express courier service (signature required), prepaid, to the Party for which such notice is intended, at the address set forth for such Party below:

If to Pieris:

Pieris Pharmaceuticals GmbH

Lise-Meitner-Strasse 30

85354 Freising, Germany

Attention: [***]

With a copy to:

Pieris Pharmaceuticals Inc.

255 State Street, 9th Floor

Boston, MA 02109

Attention: [***]

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If to Licensee:

Seattle Genetics, Inc.

21823 30th Drive SE

Bothell, WA 98021

Attention: [***]

Facsimile: [***]

Email: [***]

or to such other address for such Party as it will have specified by like notice to the other Parties, provided that notices of a change of address will be effective only upon receipt thereof. If delivered personally or by facsimile transmission, the date of delivery will be deemed to be the date on which such notice or request was given. If sent by overnight express courier service, the date of delivery will be deemed to be the next Business Day after such notice or request was deposited with such service. If sent by certified mail, the date of delivery will be deemed to be the third (3rd) day after such notice or request was deposited with the postal service. If sent by email, the date of delivery will be deemed to be the day that the Party giving notice receives electronic confirmation of sending from its email provider.

10.9       Waiver. Neither Party may waive or release any of its rights or interests in this Agreement except in writing. The failure of either Party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement will not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition. No waiver by either Party of any condition or term in any one or more instances will be construed as a continuing waiver of such condition or term or of another condition or term.

10.10     Severability. If any provision hereof should be held invalid, illegal or unenforceable in any jurisdiction, the Parties will negotiate in good faith a valid, legal and enforceable substitute provision that most nearly reflects the original intent of the Parties and all other provisions hereof will remain in full force and effect in such jurisdiction and will be liberally construed in order to carry out the intentions of the Parties hereto as nearly as may be possible. Such invalidity, illegality or unenforceability will not affect the validity, legality or enforceability of such provision in any other jurisdiction.

10.11     Entire Agreement. This Agreement, including the schedules and exhibits hereto, and the Collaboration Agreement set forth all the covenants, promises, agreements, appendices, warranties, representations, conditions and understandings between the Parties hereto and supersedes and terminates all prior agreements and understandings between the Parties relating to the subject matter hereof. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties relating to the subject matter hereof other than as set forth herein and therein. No subsequent alteration, amendment, change or addition to this Agreement will be binding upon the Parties hereto unless reduced to writing and signed by the respective authorized officers of the Parties. To the extent of any conflict between the terms of this Agreement and its schedules and exhibits, the terms of this Agreement shall govern. In the event of any conflict between the terms of this Agreement and the terms of the Collaboration Agreement, the terms of the Collaboration Agreement shall govern.

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10.12     Independent Contractors. Nothing herein will be construed to create any relationship of employer and employee, agent and principal, partnership or joint venture between the Parties. Each Party is an independent contractor. Neither Party will assume, either directly or indirectly, any liability of or for the other Party. Neither Party will have the authority to bind or obligate the other Party nor will either Party represent that it has such authority.

10.13     Headings. Headings used herein are for convenience only and will not in any way affect the construction of or be taken into consideration in interpreting this Agreement.

10.14     Construction of Agreement. The terms and provisions of this Agreement represent the results of negotiations between the Parties and their representatives, each of which has been represented by counsel of its own choosing, and neither of which has acted under duress or compulsion, whether legal, economic or otherwise. Accordingly, the terms and provisions of this Agreement will be interpreted and construed in accordance with their usual and customary meanings, and each of the Parties hereto hereby waives the application in connection with the interpretation and construction of this Agreement of any rule of Law to the effect that ambiguous or conflicting terms or provisions contained in this Agreement will be interpreted or construed against the Party whose attorney prepared the executed draft or any earlier draft of this Agreement. The definitions of the terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The Parties each acknowledge that they have had the advice of counsel with respect to this Agreement, that this Agreement has been jointly drafted, and that no rule of strict construction shall be applied in the interpretation hereof. Unless the context requires otherwise: (a) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”; (b) any reference to any applicable Law herein shall be construed as referring to such applicable Law as from time to time enacted, repealed or amended; (c) any reference herein to any person shall be construed to include the person’s permitted successors and assigns; (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof; (e) all references herein to Articles, Sections, or Exhibits, unless otherwise specifically provided, shall be construed to refer to Articles, Sections or Exhibits of this Agreement; (f) provisions that require that a Party, the Parties or any Committee hereunder “agree”, “consent” or “approve” or the like shall require that such agreement, consent or approval be specific and in writing, whether by written agreement, electronic mail, letter, approved minutes or otherwise (but excluding instant messaging); (g) the term “or” shall be interpreted in the inclusive sense commonly associated with the term “and/or” and (h) the words “will” and “shall” will have the same meaning in this Agreement. This Agreement has been executed in English, and the English version (which is the only version) of this Agreement shall control.

10.15     Compliance with Applicable Law. Each Party’s obligations under this Agreement shall be subject to such Party’s compliance with applicable Law applicable to its performance and its other obligations under the Agreement (including any anti-corruption, export control, environmental, hazardous substance, and data privacy and security Laws).

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10.16     No Third Party Beneficiary. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than the Parties and their respective Affiliates, successors and assigns, any rights or remedies under or by reason of this Agreement.

10.17     Counterparts. This Agreement may be signed in counterparts, each and every one of which will be deemed an original, notwithstanding variations in format or file designation which may result from the electronic transmission, storage and printing of copies of this Agreement from separate computers or printers. Facsimile signatures will be treated as original signatures.

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Exhibit 10.3

IN WITNESS WHEREOF, the Parties have executed this Agreement by their respective authorized representatives as of the Effective Date.

For Pieris Pharmaceuticals, Inc.		For Seattle Genetics, Inc.

By:	/s/ Stephen Yoder	By:	/s/ Clay B. Siegall, Ph.D.
Name:	Stephen Yoder	Name:	Clay B. Siegall, Ph.D.
Title:	President and CEO	Title:	President and CEO

For Pieris Pharmaceuticals GmbH

By:	/s/ Stephen Yoder
Name:	Stephen Yoder
Title:	Managing Director

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Exhibit 10.3

Exhibit A

Platform Patents

[***, 4 pages]

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